Exhibit 10.4

NOTICE OF MODIFICATION OF VESTING TERMS

OF RESTRICTED STOCK AGREEMENT

Background

Sovos Brands, Inc. (the “Company”), Sovos Brands Limited Partnership, a Delaware limited partnership (the “Partnership”) and Kirk Jensen (“you” or the “Participant”) previously entered into that certain Restricted Stock Agreement, effective September 22, 2021 (the “Restricted Stock Agreement”), pursuant to which shares of common stock, par value $0.001 per share, of the Company (the “Shares”) were distributed to you. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Restricted Stock Agreement.

The Company and the Partnership approved a modification to the vesting terms applicable to 25,104 Shares of your Tranche 4 Performance Shares (such Shares, the “Time-Vesting Tranche 4 Shares”) in order to allow such Shares to be eligible to vest earlier than they otherwise may have vested under the terms of the Restricted Stock Agreement.

Modification

As a result of the modification, fifty-percent (50%) of the Time-Vesting Tranche 4 Shares (rounded down to the nearest whole Share, if applicable) are eligible to vest on the last day of fiscal year 2022 and fifty-percent of the Time-Vesting Tranche 4 Shares (rounded up to the nearest whole Share, if applicable) are eligible to vest on the last day of fiscal year 2023, in each case, subject to your continued employment with or service to the Company or one of its Subsidiaries on the applicable vesting date (the “Time-Vesting Conditions”).

In addition to the Time-Vesting Conditions described above, the Time-Vesting Tranche 4 Shares will remain eligible to vest in accordance with the performance criteria set forth in the Restricted Stock Agreement; provided, that (i) any Time-Vesting Tranche 4 Shares that satisfy the Time-Vesting Conditions shall reduce the number of Tranche 4 Performance Shares that are eligible to performance-vest in accordance with Section 2(b)(iv) of the Restricted Stock and (ii) any Tranche 4 Performance Shares that performance-vest in accordance with Section 2(b)(iv) of the Restricted Stock Agreement shall reduce the number of Time-Vesting Tranche 4 Shares that are eligible to vest in accordance with the Time-Vesting Conditions, with the Time-Vesting Tranche 4 Shares eligible to vest earlier in time in accordance with the Time-Vesting Conditions reduced first.

Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon a Change in Control, any unvested Time-Vesting Tranche 4 Shares shall remain eligible to vest solely upon achievement of the Time-Vesting Conditions, and upon termination of your employment with or service to the Company or one of its Subsidiaries by you for Good Reason, by the Company without Cause or due to your death or Disability, in each case, upon or following a Change in Control, any unvested Time-Vesting Tranche 4 Shares shall fully vest as of the date of your termination. The terms “Cause” and “Disability” shall have the meanings set forth in the Plan and, if applicable, the term “Good Reason” shall have the meaning set forth in your Restricted Stock Unit Award Agreement, dated September 23, 2021 (if any).

Any obligation of the Company to cause any Time-Vesting Tranche 4 Shares to vest as a result of your termination of employment or service (other than termination due to your death or Disability) is conditioned upon your execution and delivery to the Company of a general release of claims in a form provided by the Company that includes a general release and waiver of claims in favor of the Company, and its current, former, and future subsidiaries, affiliates, stockholders, directors, officers, employees, agents, benefit plans, trustees, and others identified therein.

This modification shall be binding on the Company and the Partnership and all references in the Restricted Stock Agreement to “Agreement” and any other references of similar import shall hereinafter refer to the Restricted Stock Agreement as modified herein.

Sovos Brands, Inc.

/s/ Todd R. Lachman

By: Todd R. Lachman

Title: Chief Executive Officer

Sovos Brands Limited Partnership

/s/ Todd R. Lachman

By: Todd R. Lachman

Title: Authorized Signatory

SET/Consultants Version